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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ______________


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 3, 1995


                        ANDREA ELECTRONICS CORPORATION
              (Exact Name of Registrant as Specified in Charter)



     New York                   1-4324                 11-0482020
(State or Other Jurisdiction    (Commission            (IRS Employer
   of Incorporation)             File Number)           Identification No.)


    11-40 45th Road, Long Island City, New York      11101
    (Address of Principal Executive Offices)         (Zip Code)


     Registrant's telephone number, including area code:  (718) 729-8500


                                Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

    Andrea Electronics Corporation ("Andrea") has entered into a License and Technical Support Agreement, dated as of October 3, 1995 (the "Agreement"), with BellSouth Products, Inc. ("BellSouth"), a subsidiary of BellSouth Telecommunications Inc. Under the Agreement, Andrea has granted BellSouth certain license rights for a period of three years covering the incorporation of Andrea's Anti-Noise(R) Active Noise Cancellation ("ANC") technology into residential and small business telephones and an exclusive right to distribute these telephones to residential and small business end users in the United States, Canada, Mexico, South America and Israel. To maintain the exclusivity of the distribution rights, BellSouth must meet certain minimum production requirements. The minimum aggregate royalties payable to Andrea over the three-year term of the Agreement if these minimum production requirements are met would be seven million dollars. Under the Agreement, Andrea is obligated to furnish BellSouth with certain engineering and technical support relating to the ANC technology. The introduction of BellSouth telephones incorporating ANC technology was first announced in September 1994.
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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 20, 1995           ANDREA ELECTRONICS CORPORATION
                                   -------------------------------
                                   (Registrant)



                                    /s/ Patrick D. Pilch
                                    ------------------------------
                                    Patrick D. Pilch
                                    Executive Vice President and
                                      Chief Financial Officer

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